Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (hereinafter referred to as the “Agreement”) is made and entered into as of August 1, 2023 (“Effective Date”) by and between Stephen G. Kaniewski (hereinafter referred to as “Executive”) and Valmont Industries, Inc. together with its subsidiaries and affiliates (collectively, “Valmont” or the “Company”). The Company and Executive are collectively referred to herein as the “Parties.”

WHEREAS, Executive is currently employed by the Company as President and Chief Executive Officer.

WHEREAS, Executive and the Company have mutually agreed to Executive’s employment separation and wish to ensure the orderly transition of Executive’s duties and responsibilities in connection with his separation.

WHEREAS, Executive and the Company have voluntarily entered into this Agreement, which sets forth their complete understanding regarding Executive’s transition and separation from employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises, benefits and covenants herein contained, the Company and Executive hereby agree as follows:

1.              Executive’s Transition and Separation Date:

a.              Executive’s last day of employment with the Company will be December 30, 2023 (the “Separation Date”). As of 5:00 p.m. EDT on July 10, 2023 Executive resigned as the Company’s President and Chief Executive Officer and resigned as a member of the Board of Directors of the Company and resigned from every other office, directorship or other position held with the Company or any of its affiliates. Executive shall execute resignation letters or other documents reasonably requested by the Company to memorialize the foregoing. From the July 10, 2023 and through the Separation Date (the “Transition Period”) Executive has been placed on an administrative leave and will no longer be required to report to the office. During the Transition Period, Employee may be requested to provide limited consulting services to the Company but will otherwise be released from performing his normal duties and responsibilities. Any services requested by the Company shall be conducted in a professional manner according to the policies and directives established by the Company. Executive will not accept other employment or engage in any business activity that may present a conflict of interest during the Transition Period. It is expressly acknowledged and agreed that during the Transition Period, Executive shall continue to be an employee at will, whose employment may be terminated by either party at any time and for any reason, or without stated reason, subject to the remaining provisions of this Agreement.

b.              The Company reserves the right to accelerate Executive’s Separation Date in the event, in the Company’s sole judgment, Executive fails to perform his obligations under this Agreement (which failures would include, but not be limited to voluntarily ending his employment prior to the Separation Date, or accepting other employment prior to the Separation Date). In such event, Executive will forfeit the compensation and benefits for the remainder of the Transition Period as provided in Section 2(a), as well as the right to receive the Separation Benefits provided under Section 2(b). Executive’s compensation and benefits will terminate as of the acceleration date which will be considered his last day of employment.

2.              Compensation During Transition Period and Separation Benefits:

As compensation for Executive’s continuing employment and service during the Transition Period pursuant to this Agreement, and the respective terms and conditions thereof, and the other promises of Executive contained in this Agreement which shall include Executive’s agreement to (A) remain in the employ of the Company as described above through the Separation Date, (B) comply with the Company’s Code of Conduct and other policies relating to conduct, as in effect from time to time and applicable to its executive officers, (C) comply with all covenants regarding non-solicitation, confidential information, trade secrets and any other restrictive covenants to which Executive has agreed as part of his employment with the Company and in this Agreement; and provided, that Executive timely signs and returns, and does not revoke, this Agreement, complies with his obligations under this Agreement, including but not limited to Section 5, Section 6, Section 7 and Section 8, and executes and does not revoke the Second Release, Executive’s compensation and benefits shall be as follows:

a.              Base Salary and Benefit Plan Participation. Executive will (i) receive his base salary as in effect on the Effective Date during the Transition Period, paid in monthly installments commencing August 2023 subject to the Company’s payroll cycle including full base salary for the month of December 2023, (ii) continue to participate in all health and welfare benefit plans in which Executive is enrolled as of the Effective Date. Except as otherwise provided herein, as of the Effective Date, Executive shall not be eligible to contribute to the Company’s nonqualified deferred compensation plan and shall not be eligible for any new equity grants or awards. Executive’s final paycheck will include all unpaid wages up to and including Executive’s actual Separation Date. The payment of any accrued or unused paid time-off benefits will be subject to Company policy. Executive’s enrollment in Company provided health benefits will terminate as of the Separation Date. Thereafter, Executive may elect to continue coverage that is in force as of the Separation Date under the Valmont group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).  All other Company-sponsored benefits will cease as of the Separation Date, irrespective of Executive’s execution of this Agreement.

b.              Separation Benefits. Subject to the terms and conditions of this Agreement, and provided that Executive continues to be employed by the Company through December 30, 2023, and timely executes and does not revoke the Second Release attached to this Agreement, Executive shall be eligible to receive as additional separation consideration, certain cash and equity, less deductions required by law to be withheld (collectively, the “Separation Benefits”) as follows:

(i)	cash separation payment equal to 16 weeks of base salary of $346,103 plus 1 week for each year of service (14 weeks) of $302,834, paid in a lump sum on December 29, 2023,

(ii)	the bonus pursuant to the Company’s 2023 Short Term Incentive Plan paid no later than March 15, 2024 as Executive’s earned annual incentive opportunity as determined by the level of achievement of the Company’s performance goals,

(iii)	100% of any bonus pursuant to the Company’s 2021-2023 Long Term Incentive Plan paid no later than March 15, 2024 as Executive’s incentive opportunity as determined by the level of achievement of the Company’s performance goals,

(iv)	66.66%% of any bonus pursuant to the Company’s 2022-2024 Long Term Incentive Plan paid no later than March 15, 2024 as Executive’s incentive opportunity as determined by the Company based on the December 2023 projected level of achievement of the Company’s performance goals,

(v)	33.33% of any bonus pursuant to the Company’s 2023-2025 Long Term Incentive Plan paid no later than March 15, 2024 as Executive’s incentive opportunity as determined by the Company based on the December 2023 projected level of achievement of the Company’s performance goals,

(vi)	vesting of previously awarded (A) 2,034 restricted stock units on December 13, 2023, (B) 1,425 restricted stock units on December 13, 2023 and (C) 1,338 restricted stock units on December 12, 2023,

(vii)	vesting of previously awarded (A) 7,543 stock options at exercise price of $168.80 per share on December 14, 2023, (B) 5,286 stock options at exercise price of $252.89 per share on December 13, 2023, and (C) 4,903 stock options at exercise price of $332.63 options per share on December 12, 2023. Executive shall have 90 days following the Separation Date to exercise these options. All options not exercised by Executive shall be forfeited.

All other performance awards, restricted stock unit awards and stock options are forfeited as of the Effective Date. All payments required to be made by the Company under this Agreement to Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

3.              Confidentiality:

a.              Executive acknowledges that during the course of Executive’s employment with the Company, Executive has had access to and learned about confidential, secret and proprietary documents, materials and other information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to the Company (including the Released Parties, as defined below) or any of its affiliates or its predecessors, which includes but is not limited to: trade secrets (as defined by the laws of the State of Nebraska), any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret; inventions or discoveries (whether patented or unpatented); business records; computer software and applications (including source code or object code); methodologies; business and manufacturing processes and methods; supply chain resources, technical data; databases; pricing and sales data (including selling techniques); customer or prospective customer lists, and information including financial and business data, customer records and property; information relating to the development or maintenance of customer relationships and goodwill, names of vendors and suppliers (including lists, identities and contact information); business or marketing plans (including strategies, promotions, packaging or merchandizing); and forecasts, financial information, work in progress, and other technical or business information, personnel information (including, but not limited to information concerning the Company’s payroll, benefits, compensation, salaries, employee hirings and terminations, employee appraisals, employee health medical information and all other information pertaining to the Company employees); strategies, budgets, and long-range strategic plans (including business plans or strategies) (collectively, “Confidential Information”). Executive further acknowledges that this Confidential Information is a valuable, special and unique asset of the Company and that the Company would be irreparably damaged if the Confidential Information was disclosed and/or utilized by persons or entities other than the Company. Except as otherwise provided herein or required by law, Executive agrees to maintain all Confidential Information, whether or not in writing, concerning the Company, as confidential and to not disclose or cause the disclosure of the same to anyone or use such Confidential Information in any manner during or following the Separation Date. “Confidential Information” does not include information which has lawfully entered, or after the Effective Date lawfully enters, the public domain without a breach of this Agreement, but only from the date of its public availability.

b.              Executive understands that an individual shall not be held criminally or civilly liable under any federal or state trade secrets law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

c.              The Parties acknowledge and agree that the disclosure of this Agreement, including the fact that an agreement has been made and its form and terms is required by law to be publicly filed with the Securities and Exchange Commission by the Company.

4.              General Release:

In consideration of the payments and benefits provided to Executive pursuant to this Agreement, to which benefits Executive would not otherwise be entitled, Executive, and Executive’s heirs, representatives and assigns, hereby forever release and discharge the Company and its respective its agents, directors, officers, employees, representatives, attorneys, divisions, parent companies, subsidiaries and affiliates (the “Released Parties”) from any and all liability for claims, in law or equity, whether known or unknown or suspected to exist by Executive, which Executive has had or may now have against the Company or any such related party arising out of or relating to Executive’s employment or the termination of such employment. This includes: (1) all claims for compensation, vacation or paid-time-off benefits, commissions, bonuses and any and all other fringe benefits (except those payments and benefits that have accrued or were earned through Executive’s Separation Date); (2) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with a contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, false imprisonment, nonphysical injury, personal injury or sickness, or any other harm; and (4) all claims Executive may have against the Released Parties under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act (OWBPA) the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), Executive Order 11246, Sarbanes-Oxley Act of 2002, including whistle blowing claims under 18 U.S.C. §§1514A and 1513(e), the Nebraska Fair Employment Practices Act, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner.

This Release shall not preclude: (a) an action to enforce the specific terms of this Agreement; (b) any claims based on acts or events after this Agreement has become effective; (c) any unemployment or workers compensation benefits to which Executive may be entitled; (d) any benefits that have become vested under the Executive Retirement Income Security Act of 1974; or (e) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, or other similar federal, state, or local administrative agencies. However, the consideration provided to Executive in this Agreement shall be the sole relief provided to Executive for the claims released herein and Executive will not be entitled to recover and agree to waive any monetary benefits or recovery against the Released Parties without regard to who has brought such claim. Executive further understands and agrees that: (i) Executive is not prohibited from reporting information to, or participating in any investigation or proceeding conducted by, the Securities and Exchange Commission (“SEC”) or any other federal, state, or local governmental agency or entity and that Executive need not notify the Company in advance of any such reporting or participation; (ii) Executive is not precluded from providing truthful testimony in response to a valid subpoena, court order, or regulatory request; and (iii) nothing in this Agreement limits your right to receive an award or monetary recovery pursuant to the SEC’s whistleblower program.

5.              Restrictive Covenants:

Executive acknowledges and agrees that the Company has invested substantial resources in the development and implementation of its business, trade secrets, and Confidential Information, and has established substantial goodwill with respect to the quality of its products and services and its relationships and reputation with its employees, customers, suppliers, vendors all of which have been and will continue to be a major benefit to the Company. In recognition of the forgoing, Executive agrees to the following restrictive covenants, in addition to the ongoing Confidentiality provisions set forth in Section 3, above, which Executive acknowledges are fair, reasonable, and necessary to protect the Company’s legitimate business interests in its employee, customer, supplier, vendor relationships and Confidential Information. During the term of this Agreement and for a period of two (2) years from the Separation Date (the “Restricted Period”), Executive will not on Executive’s own account or on behalf of any other person or entity, (including without limitation as a proprietor, owner, principal, agent, partner, officer, director, stockholder, employee, manager, member, consultant, advisor, intern, volunteer or otherwise) undertake the following actions:

a.              Engage in a Competitive Business by soliciting the business of, making introductions to, accepting business from, or providing products or services to Key Contacts with whom Executive did business and had personal contact during his employment with Valmont. For purposes of this Agreement, a “Competitive Business” shall include any business which provides products or services the same or similar to those infrastructure, agricultural and technological products offered, sold, purchased, produced or under development by Valmont, or dealt with by Executive, during Executive’s employment with Valmont. “Key Contacts” includes any customer, client, supplier, consultant, contractor, or any other person, company, organization, or entity that currently conducts, or within the two (2) year period prior to the Separation Date has conducted business with Valmont.

b.              Interfere with, divert, take away, or otherwise attempt in any manner to solicit the business of any Key Contacts that Executive knows, or reasonably should know, are Key Contacts or other business relations of the Company, for a purpose which interferes with the Company’s business or which or in any way interferes with the relationship between any such Key Contacts or other business relation and the Company, including, without limitation, inducing such Key Contacts to reduce or cease doing business with the Company.

c.              Hire, engage, employ, recruit, solicit, take away, or induce or attempt to hire, engage, employ, solicit, or take away (either on Executive’s behalf or on behalf of any other person or entity) any person who Executive knows, or reasonably should know, is then an employee of the Company or who was an employee of the Company at any time during the twelve (12) month period immediately preceding the Separation Date. This non-solicitation provision explicitly covers all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, text message, and any social media platform, whether or not in existence at the time of entering into this Agreement provided, however, the restrictions in this Section shall not apply to any individual whose employment was previously terminated by the Company; and, provided, further, the foregoing shall not apply to any general solicitation conducted through the use of advertisements in the media, through the use of search firms or other routine recruiting activities, provided that such searches are not specifically targeted at employees of the Company.

6.              Mutual Non-Disparagement:

Executive agrees to refrain from engaging in any conduct or making disparaging comments or statements, the purpose or effect of which is to harm the reputation, goodwill, or commercial interests of the Company, including its affiliates, its officers, directors, owners, agents or current or former employees, or its products or services, to any third party, including, but not limited to, any media outlet, any forms of social media or other method, industry group, financial institution, or current or former employee, consultant, or customer of the Company. In addition, the Company agrees that its Chief Executive Officer, Chief Financial Officer, Senior Vice President of Investor Relations and Chief Human Resources Officer will refrain from making any untrue disparaging statements about Executive.

7.              Cooperation:

Executive agrees to provide reasonable assistance and cooperation to the Company and its representatives, (without the payment of further consideration) concerning any matter of which Executive is knowledgeable. Executive agrees to be available, (without the payment of further consideration) upon the Company’s request, to discuss matters relating to the Company’s business operations after the Separation Date. Executive further agrees to personally provide the Company and its representatives, reasonable assistance and cooperation (without the payment of further consideration) relating to any pending or future investigation, lawsuit or claim about which Executive is knowledgeable. The Company’s Directors and Officers insurance coverage shall continue to apply to any claims brough against Executive in his officer capacity arising on or prior to July 10, 2023, in accordance with the relevant plan documents.

8.              Company Information and Property:

Executive agrees to promptly return all items, supplies, uniforms, tools, equipment, files, books, keys, security badges, keys, records, computer passwords, lists, electronic information, and written or printed materials, whether furnished by the Company or prepared by Executive in connection with Executive’s employment. Executive shall not make or retain copies of such materials.

9.              Miscellaneous:

a.              This Agreement shall be governed and construed in accordance with the substantive laws of the State of Nebraska;

b.              Executive is encouraged to discuss this Agreement with an attorney before signing and have Executive’s attorney review this Agreement;

c.              Executive understands that the Company would not have provided Executive the Separation Benefits but-for Executive’s representations and promises that Executive is making by signing this Agreement;

e.              Executive acknowledges and agrees Executive has not suffered any job-related wrongs or injuries for which Executive might still be entitled to compensation, and Executive has fully and properly reported all hours worked and been paid all wages, compensation and benefits that Executive was entitled to up to and including the date this Agreement is signed by Executive;

f.              In the event of any breach of this Agreement by Executive, the Company shall have the right to declare this Agreement null and void from the beginning and shall be relieved of any further obligations hereunder, including the obligation to pay the Separation Benefits and provide the other benefits set forth herein. In such event, Executive shall fully reimburse the Company for any and all amounts paid to Executive under the terms of this Agreement and Executive shall forfeit all future payments and other benefits provided under this Agreement; and

g.              Should any part, term, condition or provision of this Agreement be found by any court to be void, the rest of the Agreement shall remain valid and enforceable. However, if the Release provisions set forth in Section 3 of this Agreement are found to be void or unenforceable, the entire Agreement shall be voided and all payments and benefits shall be repaid. This Section shall not apply to claims under the Age Discrimination in Employment Act.

h.              Executive agrees that nothing in this Agreement shall relieve Executive of his obligations under the Company’s clawback policies for employees similarly situated in his prior position, and Separation Benefits provided for herein shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any such clawback or similar policy adopted by the Board of Directors or Human Resources Committee as in effect from time to time and (ii) applicable law.

i.              In the event Executive breaches any of his obligations under Section 5, Section 6, Section 7 and Section 8, then he shall forfeit all remaining unpaid Separation Benefits provided for in this Agreement and shall promptly reimburse the Company for all previously paid Separation Benefits.

10.            Executive Review Period:

Executive may take up to 27 days after receipt of this Agreement to review and sign this Agreement. No changes to the Agreement will restart the running of the 27 day period. Executive is free to sign this Agreement at any time after receiving it, without using the entire review period. Executive is encouraged, during the review period and before signing the Agreement, to consult with an attorney as to this Agreement’s meaning and implications.

11.            Code Section 409A:

This Agreement is intended to be exempt from the requirements of Section 409A(a)(2), (3) and (4) of the Code, including current and future guidance and regulations interpreting such provisions, and should be interpreted accordingly.

12.            Execution in Counterparts:

This Agreement may be executed in multiple counterparts, which may be conveyed to the Parties by electronic means, each of which shall be deemed an original, and all of which shall constitute one Agreement.

13.            Merger Clause:

This Agreement contains the entire and only agreement between the Company and Executive regarding the subject matter of this Agreement, and supersedes and invalidates any previous agreements or understandings between you and the Company with respect to the subject matter addressed herein. Any oral or written promises or assurances related to the subject matter of this Agreement that are not contained in this Agreement are waived, abandoned, and withdrawn, and are without legal effect.

14.            Execution and Revocation Period:

If Executive chooses to accept the terms of this Agreement, Executive must sign this Agreement and deliver one original of the Agreement to Mitch Parnell within the timeframe stated in Section 10 above. Executive must also sign and deliver one original of the Second Release attached to this Agreement within three (3) days after the Separation Date. Executive understands that he may revoke this Agreement and the Second Release within seven (7) days following Executive's execution of each. This Agreement and the Company's obligation to provide the Separation Benefits shall not become effective or enforceable against the Company until the eighth (8th) day after Executive's execution and delivery to the Company of the attached Second Release provided that Executive has also signed and delivered the Agreement and has not revoked either one. Any revocation must be delivered, in writing, to the Company as provided herein, within seven (7) days after execution.

15.            Acknowledgement:

Executive represents and certifies that Executive has carefully read and fully understand all of the provisions and effects of this Agreement and Executive has been given the opportunity to thoroughly discuss all aspects of it with Executive’s personal attorney; that Executive is voluntarily entering into this Agreement; and that neither the Company nor its agents, representatives or attorneys, make any representations concerning the terms or effects of this Agreement other than those contained herein.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, intending to be legally bound hereby, Executive and the Company have executed the foregoing Separation Agreement and Release.

VALMONT INDUSTRIES, INC.
/s/ Stephen G. Kaniewski
Stephen G. Kaniewski	By:	/s/ Timothy P. Francis
Date: August 1, 2023	Title: Interim Chief Financial Officer
Date: August 1, 2023

SECOND RELEASE

SEND SIGNED ORIGINAL TO:

Valmont Industries, Inc. ATTN: Mitch Parnell, 15000 Valmont Plaza, Omaha, NE 68154

The undersigned hereby restates the following, with the intent that it be effective on the date signed (as indicated below), having already received at least 21 days to review and consider it and the original Agreement to which it is attached and an additional 7 days within which to revoke my execution of each:

In consideration of the benefits provided in the Agreement to which this is attached, which include benefits to which I would not otherwise be entitled, I, for myself and my heirs, representatives and assigns, hereby forever release and discharge the Company and its respective agents, directors, officers, employees, representatives, attorneys, divisions, parent companies, subsidiaries and affiliates (the “Released Parties”) from any and all liability for claims, in law or equity, whether known or unknown or suspected to exist by me, which I have had or may now have against the Company or any such related party arising out of or relating to my employment or the termination of my employment. This includes: (1) all claims for compensation, vacation or paid-time-off benefits, commissions, bonuses and any and all other fringe benefits (except those payments and benefits that have accrued or were earned through the Separation Date); (2) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with a contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, false imprisonment, nonphysical injury, personal injury or sickness, or any other harm; and (3) all claims which might be brought against the Released Parties under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act (OWBPA) the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), Executive Order 11246, the Nebraska Fair Employment Practices Act, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner. This Release shall not preclude: an action to enforce the specific terms of this Agreement; any claims based on acts or events after this Agreement has become effective; any unemployment or workers compensation benefits to which I may be entitled; any benefits that have become vested under the Employee Retirement Income Security Act of 1974; or any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, or other similar federal, state, or local administrative agencies. However, the consideration provided to me in this Agreement shall be the sole relief provided to me for the claims released herein and I will not be entitled to recover and agree to waive any monetary benefits or recovery against the Released Parties without regard to who has brought such claim.

Signed this 30th day of December, 2023.

_____________________________________

Executive’s Signature

NOTE: DO NOT SIGN THIS SECOND RELEASE BEFORE YOUR ACTUAL SEPARATION DATE.